UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 19, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Carmike Cinemas, Inc. (the “Corporation”) announced the departure of the Corporation’s Chairman, Chief Executive Officer and President, Michael W. Patrick, effective Monday, January 19, 2009. Mr. Patrick remains a member of the Corporation’s Board of Directors.

The Board of Directors has appointed S. David Passman III, currently the Corporation’s lead independent director, as the non-executive Chairman of the Board of Directors. In addition, the Board of Directors established an Office of the Chairman, effective January 19, 2009. The Office of the Chairman will focus on the strategic direction of the Corporation and transition the Corporation to new chief executive leadership. The Office of the Chairman will include Mr. Passman, as non-executive Chairman of the Board, Fred W. Van Noy, the Corporation’s Chief Operating Officer, and Richard B. Hare, the Corporation’s Chief Financial Officer. During the transition period, Messrs. Van Noy and Hare will perform the functions of the Corporation’s principal executive officer, with oversight by Mr. Passman.

Mr. Passman, 56, has been a member of the Board of Directors since June 2003 and currently serves as a member of the Audit, Executive and Compensation and Nominating Committees. Mr. Passman recently retired from his position as the President and Chief Executive Officer of IBS-STL, Inc., a book publishing and distribution company, where he has served since June 2005. Previously, Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Company, a provider of printed products and software and related services to the financial institution market, from 1999 to 2003. He served as Harland’s Chief Financial Officer from 1996 to 1999. Mr. Passman is a former partner of Deloitte & Touche LLP, a public accounting firm, where he served as the Managing Partner of the Atlanta office from 1993 to 1996.

Mr. Van Noy, 51, has served as one of the Corporation’s directors since December 2004. Mr. Van Noy joined the Corporation in 1975. He served as a District Manager from 1984 to 1985 and as Western Division Manager from 1985 to 1988, when he became Vice President—General Manager. In December 1997, he was elected to the position of Senior Vice President—Operations. In November 2000, he became Senior Vice President—Chief Operating Officer.

Mr. Hare, 42, joined the Corporation as Senior Vice President—Finance, Treasurer and Chief Financial Officer in March 2006. Mr. Hare served as Chief Accounting Officer and Controller for Greenfuels Holding Company, LLC, an energy development and management services company, and its affiliates from August 2002 to March 2006. From October 2000 until June 2002, Mr. Hare served as Assistant Treasurer for Sanmina-SCI Corporation, a manufacturer of electronic components. From 1997 until October 2000, Mr. Hare served as Treasurer of Wolverine Tube, Inc., a manufacturer of copper and copper alloy products. Mr. Hare, a Certified Public Accountant, began his career in 1989 at Coopers & Lybrand, a public accounting firm.

A copy of the Corporation’s press release, dated January 20, 2009, related to the matters discussed under this Item 5.02, is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release dated January 20, 2009, entitled “Carmike Cinemas Announces Senior Management Changes”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: January 21, 2009	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated January 20, 2009, entitled “Carmike Cinemas Announces Senior Management Changes”